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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): February 14, 2000
                                                         -----------------



                        PHOENIX INTERNATIONAL LTD., INC.
                        --------------------------------
                            (Exact Name of Registrant
                          as Specified in its Charter)




Florida                               0-20397                      59-3171810
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(State or Other                     (Commission                (I.R.S. Employer
Jurisdiction of                     File Number)             Identification No.)
Incorporation)




500 International Parkway, Heathrow, Florida                              32746
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  (Address of Principal Executive Offices)                            (Zip Code)




       Registrant's telephone number, including area code: (407) 548-5100
                                                           --------------




                                       N/A
                          ---------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

         On February 15, 2000, Phoenix International Ltd., Inc. (the "Company") announced the sale of 861,623 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") to London Bridge Software Holdings plc. ("London Bridge") in a private placement for an aggregate purchase price of $5 million, or about $5.80 per share. The sale was conducted pursuant to a Stock Purchase Agreement, Governance Agreement and Registration Rights Agreement, each dated February 14, 2000 and entered into between the Company and London Bridge. The Company intends to use the net proceeds of the private placement for working capital and general corporate purposes. The Company also announced that it and London Bridge have entered into a strategic marketing agreement pursuant to which the companies plan to market products and services to international financial institutions.

         The above summary description is qualified in its entirety by reference to the Stock Purchase Agreement, Governance Agreement and Registration Rights Agreement attached hereto as exhibits.

                  This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in this Item 5 and are identified by words such as "plan" and "intends." Actual results may vary significantly from the results anticipated in these forward looking statements as a result of various risks, assumptions and certain factors, including (a) whether the market conditions and other factors which hindered the Company's business and operations during 1999, such as fluctuations in quarterly operating results, the timing and mix of customer contracts, Year 2000 concerns, litigation adverse to the Company, and negative publicity, will continue to adversely impact its ability to achieve its goals and implement its strategies successfully; (b) any unanticipated delays in developing new products, services or enhancements and implementing the Phoenix System and London Bridge's products; (c) whether the market will accept new products and services offered by Phoenix now and in the future, such as those provided by London Bridge through the above-referenced marketing agreement, and the e-commerce products and services and other services and products proposed to be offered via new operating environments; (d) the Company's reliance on significant the London Bridge relationship and new customers to reach its projected financial targets and the timing of customer contracts slipping beyond a quarter or year end; (e) the Company's ability to grow and manage its growth despite adverse market and other factors described herein; (f) distraction of management's time and attention, continued increased legal and other costs, and other possible adverse effects to the Company's business as a result of certain pending litigation and negative publicity; (g) competition; and (h) other factors that are discussed in detail in the Company's prior press releases and filings with the Securities and Exchange Commission, including its Annual and Quarterly Reports and the "Risk Factors" section in Phoenix's Registration Statement on Form S-1 (Registration No. 333-31415), as declared effective by the Securities and Exchange Commission on August 13, 1997.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.

         (C)      EXHIBITS.

         10.1 Stock Purchase Agreement dated February 14, 2000 by and between Phoenix International Ltd., Inc. and London Bridge Software Holdings plc.

         10.2 Governance Agreement dated as of February 14, 2000 by and between Phoenix International Ltd., Inc. and London Bridge Software Holdings plc.

         10.3 Registration Rights Agreement dated as of February 14, 2000 by and between Phoenix International Ltd., Inc. and London Bridge Software Holdings plc.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PHOENIX INTERNATIONAL LTD., INC.



                                      By:  /s/ Bahram Yusefzadeh
                                          -------------------------------------
                                           Name: Bahram Yusefzadeh
                                           Title:Chairman and CEO

Dated:  March 6, 2000



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